UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2025
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SYNAPTICS INCORPORATED
(Exact name of Registrant as Specified in Its Charter)
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Delaware	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1109 McKay Drive
San Jose, California		95131
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 408 904-1100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SYNA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The Board of Directors (the “Board”) of Synaptics Incorporated (the “Company”), upon the recommendation of its Nominations and Corporate Governance Committee, approved updated and revised indemnification agreements for its directors and officers (the “Indemnification Agreements”).

The new forms of Indemnification Agreements were entered into by the Company and each of its current named executive officers, Ken Rizvi, Interim Chief Executive Officer and Chief Financial Officer, Lisa Bodensteiner, SVP-Chief Legal Officer and Corporate Secretary, Vikram Gupta, SVP-GM of IoT Processors and Chief Product Officer, and Satish Ganesan, SVP-GM of Intelligent Sensing Division and Chief Strategy Officer (the “NEOs”), and other key executives (collectively with the NEOs, the “Executives”) as well as each of the Company's directors, effective as of April 17, 2025. Such Indemnification Agreements replace and supersede the previous indemnification agreements that were entered into by the Company and its officers and directors.

The Indemnification Agreements were updated to reflect current market practices and applicable law, and were separated into distinct indemnification agreements for directors and officers to allow for tailored provisions that address the unique responsibilities and risks associated with each role. Each Indemnification Agreement provides, among other things, that the Company will indemnify the directors and Executives to the fullest extent permitted by applicable law against expenses and certain other liabilities that may arise by reason of their service to the Company.

The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the full text of the forms of Indemnification Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on February 3, 2025, the Company announced that its President and Chief Executive Officer had resigned and that its Chief Financial Officer was appointed as Interim Chief Executive Officer while the Company’s Board conducts a search for a successor Chief Executive Officer. To reinforce leadership stability and ensure the continuity of business operations with minimal disruption, upon the recommendation of the Compensation Committee of the Board, the Board approved the following compensatory arrangements for its continuing Executives as follows:

Change in Control and Severance Agreements
The Company entered into new Change in Control and Severance Agreements for Executives effective as of April 17, 2025 (the “Executive Severance Agreements”). The Executive Severance Agreements were approved by the Board to better align some of the severance provisions with market practices and to assist in retention of Executives (as such term is used in the Executive Severance Agreements) during the CEO transition period.

The Executive Severance Agreements are not employment contracts and do not specify an employment term, compensation level or other terms and conditions of employment. The Executive Severance Agreements provide for certain severance benefits to each Executive in the event such Executive’s employment is terminated under specified circumstances as set forth in the Executive Severance Agreement, subject to the Executive satisfying certain conditions, including the delivery of a release of specified claims in favor of the Company. The Executive Severance Agreements replace and supersede each the Company’s prior change in control and non-change in control severance plans previously in effect for such Executives.
The following summarizes the key severance benefits that the Company will provide to the NEOs and other key Executives in the event such an Executive experiences a termination without “Cause” or the Executive resigns for “Good Reason” (each, as defined in the Executive Severance Agreement, and both referred to as a “Covered Termination”) whether within the time period commencing 3 months prior to and ending 18 months after a change in control (the “CIC Period”) or outside of any CIC Period (the “Non-CIC Period”):

In the event of an Executive's Covered Termination in a Non-CIC Period, cash severance will be paid in a lump sum (less applicable withholding) for the CEO at 1.5x base salary plus 100% of the annual target bonus; at 1x base salary plus the greater of 100% of the annual target bonus prorated for the number of days employed in the year of termination or 50% of the annual target bonus for the CFO (Mr. Rizvi); and at 1x base salary plus 100% of the annual target bonus prorated for the number of days employed in the year of termination for the other Executives (including Ms. Bodensteiner and Messrs. Gupta and Ganesan). If the Executive timely elects to receive continued healthcare coverage under COBRA, the Company will directly pay the full COBRA premiums for 18 months for the CEO and 12 months for the other Executives. Additionally, any outstanding and unvested time-based restricted stock unit awards that would have vested within 12 months of the Executive's Termination Date will be accelerated. Market stock units ("MSUs") and performance-based restricted stock units that are subject to performance-based vesting or forfeiture conditions ("PSUs") do not accelerate.

In the event of an Executive's Covered Termination in a CIC Period, cash severance will be paid in a lump sum (less applicable withholding) for the CEO at 2x base salary plus 200% of the annual target bonus; and at 1.5x base salary plus 150% of the annual target bonus for all other Executives. COBRA premiums will be paid for 18 months for all Executives. Additionally, any outstanding and unvested equity awards (excluding MSUs) will be accelerated. PSUs will be deemed to be achieved at target level of performance if the performance period is still underway as of the Termination Date.

The foregoing description of the Executive Severance Agreements is not complete and is qualified in its entirety by reference to the full text of the Form of Executive Severance Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Grant of Retention Equity Awards

On April 17, 2025 (the “Grant Date”), the Board granted to each of the Company’s NEOs and other key Executives retention equity awards in the form of restricted stock units (the “Retention Equity Awards”), with the following granted to the NEOs on the Grant Date: 21,854 to Mr. Rizvi, 23,415 to Mr. Gupta, 15,610 to Ms. Bodensteiner, and 21,854 to Mr. Ganesan.

Fifty (50%) percent of the Retention Equity Awards will vest on the first anniversary of the Grant Date, with the remaining fifty percent vesting in equal quarterly installments over the following year, subject to the recipient's continued employment with the Company through each vesting date. The Retention Equity Awards are subject to the terms and conditions of the Retention Restricted Stock Unit Award Agreement (the “Retention RSU Agreement”), the Synaptics Incorporated Amended and Restated 2019 Equity and Incentive Compensation Plan (the “Plan”), and the Executive Severance Agreement. Upon an NEO’s voluntary departure or termination by the Company for cause, any outstanding, unvested RSUs are automatically forfeited. However, unvested shares underlying the RSU award will immediately vest in full if the NEO experiences a Covered Termination during a Change in Control and such award is not assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Board or the Compensation Committee, with appropriate adjustments to the number and kind of shares, in each case, that preserve the value of the award and other material terms and conditions of this award as in effect immediately prior to the Change in Control). Additionally, if a successor chief executive officer is appointed and following such appointment and prior to the expiration of a vesting period, the NEO experiences a Covered Termination, then the remaining unvested shares underlying the RSU award will immediately vest in full, effective as of immediately prior to such Covered Termination.

The foregoing description of the compensatory arrangements is not complete and is qualified in its entirety by reference to the full text of the Form of Change in Control and Severance Agreement and Form of Retention Restricted Stock Unit Award Agreement, which are filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
10.1	Form of Indemnification Agreement (Directors)
10.2	Form of Indemnification Agreement (Officers)
10.3	Form of Change In Control and Severance Agreement

10.4	Form of Retention Restricted Stock Unit Award Agreement under the Synaptics Incorporated Amended and Restated 2019 Equity and Incentive Compensation Plan
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNAPTICS INCORPORATED

Date:	April 18, 2025	By:	/s/ Lisa Bodensteiner
Lisa Bodensteiner Senior Vice President, Chief Legal Officer and Secretary